Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 No. 333-84496) of Tuesday Morning Corporation,
(2)	Registration Statement (Form S-3 No. 333-108275) of Tuesday Morning Corporation,
(3)	Registration Statement (Form S-3 No. 333-147103) of Tuesday Morning Corporation,
(4)	Registration Statement (Form S-8 No. 333-214880) pertaining to the Tuesday Morning Corporation 2014 Long-Term Incentive Plan,
(5)	Registration Statement (Form S-8 No. 333-200779) pertaining to the Tuesday Morning Corporation 2014 Long-Term Incentive Plan,
(6)	Registration Statement (Form S-8 No. 333-185314) pertaining to the Tuesday Morning Corporation 2008 Long-Term Equity Incentive Plan,
(7)	Registration Statement (Form S-8 No. 333-159035) pertaining to the Tuesday Morning Corporation 2008 Long-Term Equity Incentive Plan,
(8)	Registration Statement (Form S-8 No. 333-79441) pertaining to the Tuesday Morning Corporation Employee Stock Purchase Plan,
(9)	Registration Statement (Form S-8 No. 333-90315) pertaining to the Tuesday Morning Corporation 1997 Long-Term Equity Incentive Plan,
(10)	Registration Statement (Form S-8 No. 333-117880) pertaining to the Tuesday Morning Corporation 2004 Long-Term Equity Incentive Plan, and
(11)	Registration Statement (Form S-8 No. 333-145811) pertaining to the Tuesday Morning Corporation 1997 Long-Term Equity Incentive Plan;

of our reports dated August 22, 2019, with respect to the consolidated financial statements of Tuesday Morning Corporation and the effectiveness of internal control over financial reporting of Tuesday Morning Corporation included in this Annual Report (Form 10-K) for the year ended June 30, 2019.

/s/ Ernst & Young LLP

Dallas, Texas
August 22, 2019